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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MMC Networks, Inc. 1993 Stock Plan, MMC Networks, Inc. 1997 Stock Plan, MMC Networks, Inc. 1997 Director Option Plan, and MMC Networks, Inc. 1997 Employee Stock Purchase Plan of our report dated April 19, 2000, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP
                                    ----------------------------------------
                                    ERNST & YOUNG LLP


San Diego, California
October 24, 2000